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                                                                       EXHIBIT 1

                                                                  EXECUTION COPY


                                1,450,000 Shares
                                 ENTREMED, INC.
                                  Common Stock
                             UNDERWRITING AGREEMENT


                                                               February 26, 2001

Gerard Klauer Mattison & Co., Inc.
529 Fifth Avenue
New York, New York 10017

Ladies and Gentlemen:

         EntreMed, Inc., a Delaware corporation (the "Company"), proposes to issue and sell 1,450,000 shares (the "Firm Shares") of the Company's Common Stock, $0.01 par value per share (the "Common Stock"), to Gerard Klauer Mattison & Co., Inc., a Delaware corporation ("GKM"). The Company has also agreed to grant to GKM an option (the "Option") to purchase up to an additional 100,000 shares of Common Stock (the "Option Shares") on the terms and for the purposes set forth in Section 1(b). The Firm Shares and the Option Shares are hereinafter collectively referred to as the "Shares."

         The public offering price per share at which the Shares are initially offered and the purchase price per share for the Shares to be paid by GKM shall be agreed upon by the Company and GKM, and such agreement shall be set forth in a separate written instrument substantially in the form of Exhibit A hereto (the "Price Determination Agreement"). The Price Determination Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and GKM and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Shares shall be governed by this Agreement, as supplemented by the Price Determination Agreement. From and after the date of the execution and delivery of the Price Determination Agreement, this Agreement shall be deemed to incorporate, and, unless the context otherwise indicates, all references contained herein to "this Agreement" and to the phrase "herein" shall be deemed to include, the Price Determination Agreement.

         The Company confirms as follows its agreement with GKM:

               1.  Agreement to Sell and Purchase.

                 (a) On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the
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Company agrees to sell to GKM and GKM agrees to purchase from the Company the
Firm Shares at the purchase price per share to be agreed upon by the Company and GKM in accordance with Section 1(c) hereof and as set forth in the Price Determination Agreement.

                      (b) Subject to all the terms and conditions of this Agreement, the Company grants the Option to GKM to purchase up to 100,000 Option Shares from the Company at the same price per share as GKM shall pay for the Firm Shares. The Option may be exercised only to cover over-allotments in the sale of the Firm Shares by GKM and may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of this Agreement (or, if the Company has elected to rely on Rule 430A, on or before the 30th day after the date of the Price Determination Agreement), upon written or telegraphic notice (the "Option Shares Notice") by GKM to the Company no later than 12:00 noon, New York City time, at least two and no more than five business days before the date specified for closing in the Option Shares Notice (the "Option Closing Date") setting forth the aggregate number of Option Shares to be purchased and the time and date for such purchase. On the Option Closing Date, the Company shall issue and sell to GKM and GKM shall purchase from the Company the number of Option Shares set forth in the Option Shares Notice.

                      (c) The public offering price per share at which the Firm Shares are initially offered and the purchase price per share for the Firm Shares to be paid by GKM shall be agreed upon and set forth in the Price Determination Agreement. In the event such price has not been agreed upon and the Price Determination Agreement has not been executed by the close of business on the fourteenth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party except that Sections 4(i), 4(j) and 6 shall remain in effect.

                2. Delivery and Payment.

                      (a) Delivery of the Firm Shares shall be made to GKM against payment of the purchase price by wire transfer of immediately available funds to the order of the Company at the offices of Morrison & Foerster LLP. Such payment shall be made at 10:00 a.m., New York City time, on the third business day (the fourth business day, should the offering be priced after 4:30 PM, EST/EDT) after the date on which the first bona fide offering of the Firm Shares to the public is made by GKM or at such time on such other date, not later than ten business days after such date, as may be agreed upon by the Company and GKM (such date is hereinafter referred to as the "Closing Date").

                      (b) To the extent the Option is exercised, delivery of the Option Shares against payment by GKM (in the manner specified above) shall take place at the offices specified above for the closing, at the time and date (which may be the Closing
Date) specified in the Option Shares Notice.

                      (c) Certificates evidencing the Shares shall be in definitive form and shall be registered in such names and in such denominations as GKM shall request at least two business days prior to the Closing Date by written notice to the Company. For the purpose of expediting the checking and packaging of certificates for the Shares, the Company agrees to make such certificates available for inspection at least 24 hours prior to the Closing Date.


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                      (d) The cost of original issue tax stamps, if any, in
connection with the issuance and delivery of the Shares by the Company to GKM shall be borne by the Company. The Company shall pay and hold GKM and any subsequent holder of the Shares harmless from any and all liabilities with respect to or resulting from any failure or delay in paying Federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to GKM of the Shares.

            3. Representations and Warranties of the Company. The Company represents and warrants to, and covenants with, GKM as follows:

                      (a) The Company meets the requirements for use of Form
S-3 and has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-94665), including a prospectus relating to the Common Shares, for the registration of such securities under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "Act"). The Company meets the requirements of Rule 415 under the Act for the registration, offer and sale of the Shares. A prospectus supplement reflecting the terms of the Shares, the terms of the offering thereof and the other matters set forth therein has been prepared or will be prepared and will be filed pursuant to Rule 424 under the Act. Such prospectus supplement, in the form first filed after the date hereof pursuant to Rule 424, is herein referred to as the "Prospectus Supplement." Such registration statement, as amended at the date hereof, including all documents incorporated or deemed to be incorporated by reference therein and the exhibits thereto, in the form it was declared effective by the Commission under the Act is herein referred to as the "Registration Statement" and the basic prospectus included therein and relating to all offerings of securities under the Registration Statement, as amended on March 31, 2000 and as supplemented by the Prospectus Supplement, is herein referred to as the "Prospectus," except that if such basic prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement is first filed pursuant to Rule 424, the term "Prospectus" shall refer to the basic prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement, in either case including the documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Exchange Act"), that are incorporated by reference therein. If the Company files a registration statement to register a portion of the Shares and relies on Rule 462(b) under the Act for such registration statement to become effective upon filing with the Commission (the "Rule 462 Registration Statement"), then any reference to the "Registration Statement" shall be deemed to include the Rule 462 Registration Statement, as amended from time to time. All references in this Agreement to the Registration Statement, the Rule 462 Registration Statement, the Prospectus Supplement or the Prospectus, or any amendments or supplements to the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

                      (b) The Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto have been declared effective by the Commission under the Act. The date that the Registration Statement was declared effective by the Commission is referred to in this Agreement as the "Effective Date." The Company has responded to all requests, if any, of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration


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Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

                      (c) Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times, complied and will comply in all material respects with the Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date and at all subsequent times, complied and will comply in all material respects with the Act and did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, in light of the circumstances under which they were made. The foregoing representations and warranties in this Section 3(c) do not apply to any statements or omissions made in reliance on and in conformity with information relating to GKM furnished in writing to the Company by GKM specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. For all purposes of this Agreement, the only information relating to GKM furnished in writing to the Company by GKM specifically for inclusion in the preliminary prospectus, the Registration Statement or the Prospectus are the amounts of the selling concession and reallowance set forth in the third paragraph in the section entitled "Underwriting" in the Prospectus and the eighth paragraph in the section entitled "Underwriting" in the Prospectus concerning stabilization and overallotment by GKM. The Company has not distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the preliminary prospectus and the Prospectus.

                      (d) The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, conformed and will conform in all material respects to the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at the Closing Date, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                      (e) TheraMed, Inc. (the "Subsidiary") is a subsidiary (as defined in the Act) of the Company. Each of the Company and its Subsidiary is, and at the Closing Date will be, a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its Subsidiary has, and at the Closing Date will have, full power and authority to own or lease all the assets owned or leased by it and to conduct its business as described or incorporated by reference in the Registration Statement and the Prospectus. Each of the Company and its Subsidiary is, and at the Closing Date will be, duly licensed or qualified to do business in and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect (as defined in section 3(k) hereof). All of the outstanding shares of capital stock of the Subsidiary have been duly authorized and validly issued, and are fully paid and non-assessable. Complete and correct copies of the certificate of incorporation and of the by-laws of each of the Company


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and its Subsidiary and all amendments thereto have been delivered to GKM, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date. Other than the Subsidiary, the Company does not own or control any other subsidiary that presently conducts business operations or has material assets.

                      (f) The outstanding shares of Common Stock have been, and the Shares to be issued and sold by the Company upon such issuance in accordance with this Agreement will be, duly authorized, validly issued, fully paid and non-assessable and will not be subject to any preemptive, first refusal, or similar right. The description of the Common Stock included or incorporated by reference in the Registration Statement and the Prospectus is now, and at the Closing Date will be, complete and accurate in all material respects. Except as set forth or incorporated by reference in the Prospectus, the Company does not have outstanding, and at the Closing Date will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock or any such warrants, convertible securities or obligations.

                      (g) The financial statements and schedules included or incorporated by reference in the Registration Statement or the Prospectus present fairly in all material respects the consolidated financial condition of the Company and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its subsidiaries for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as set forth or incorporated by reference in the Prospectus. No other financial statements or schedules of the Company are required by the Act or the Exchange Act to be included or incorporated by reference in the Registration Statement or the Prospectus. Ernst & Young LLP (the "Accountants") who have reported on such financial statements and schedules, are, to the best knowledge of the Company, independent accountants with respect to the Company as required by the Act. The statements included in the Registration Statement with respect to the Accountants pursuant to Rule 509 of Regulation S-K under the Act are true and correct in all material respects.

                      (h) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                      (i) Since the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date, except as set forth or incorporated by reference in the Prospectus, (i) there has not been and will not have been a material adverse change in the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiary, taken as a whole, arising for any reason whatsoever (a "Material Adverse Change") or a material adverse change in the


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capitalization of the Company, (ii) the Company has incurred, nor will it incur, any material liabilities or obligations, direct or contingent, nor has it entered into, nor will it enter into, any material transactions not in the ordinary course of business, other than pursuant to this Agreement and the transactions referred to herein, and (iii) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock.

                      (j) The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

                      (k) Except as set forth or incorporated by reference in the Prospectus, there are no actions, suits or proceedings pending, or to the Company's knowledge threatened against or affecting, the Company or its Subsidiary or any of their respective officers in their capacity as such, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would reasonably be expected to have a material adverse effect on the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiary, taken as a whole (a "Material Adverse Effect"). Neither the Company nor its Subsidiary has received any notice of proceedings relating to the revocation or modification of any authorization, approval, order, license, certificate, franchise or permit that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect. There are no pending investigations known to the Company involving the Company or its Subsidiary by any governmental agency having jurisdiction over the Company or its Subsidiary or their respective businesses or operations. The disclosures included or incorporated by reference in the Prospectus and the Registration Statement concerning the effects of Federal, state, local and foreign laws, rules and regulations on the business of each of the Company and its Subsidiary as currently conducted and as proposed to be conducted are correct in all material respects and do not omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, in light of the circumstances under which they were made.

                      (l) Each of the Company and its Subsidiary has, and at the Closing Date will have, (i) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the Prospectus, except where the failure to have such licenses, permits, consents, orders, approvals or other authorizations would not reasonably be expected to have a Material Adverse Effect, (ii) complied in all material respects with all laws, regulations and orders applicable to it or its business and (iii) performed all obligations required to be performed by it, and is not, and at the Closing Date will not be, in default under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease or other agreement or instrument (collectively, a "Contract") to which it is a party or by which its property is bound or affected, except for such defaults as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. To the knowledge of the Company, except as would not have a Material Adverse Effect, no other party under any Contract to which it is a party is in default in any respect thereunder or has given written, or to the knowledge of the officers and directors of the Company oral, notice to the Company, its Subsidiary or any of their respective officers or


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directors of such other party's intention to terminate, cancel or refuse to renew any Contract. Except as would not have a Material Adverse Effect, each of the Company and its Subsidiary is not now, and at the Closing Date will not be, in violation of any provision of its certificate of incorporation or by-laws.

                      (m) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the authorization, issuance, transfer, sale or delivery of the Shares by the Company, in connection with the execution, delivery and performance of this Agreement by the Company or in connection with the taking by the Company of any action contemplated hereby, except as have been obtained under the Act and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution by GKM of the Shares to be sold by the Company.

                      (n) The aggregate value of voting Common Stock held by non-affiliates of the Company is $150,000,000 or more. The Company has been subject to the reporting requirements of the Exchange Act for 36 months and has filed all required reports, and has timely filed all required reports under the Exchange Act for the previous 12 months. The Company has not defaulted on any preferred stock dividend, sinking fund payment, interest payment, or lease obligation since the end of the most recent fiscal year for which certified financial statements of the issuer were included in a report filed under Section 13 (a) or 15(d) of the Exchange Act.

                      (o) The Company has full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with the terms hereof, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or general equitable principles. The performance of this Agreement and the consummation of the transactions contemplated hereby, and the application of the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under "Use of Proceeds" will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, (x) the certificate of incorporation or by-laws of the Company or its Subsidiary, or (y) any Contract to which the Company or its Subsidiary is a party or by which the Company or its Subsidiary or any of its properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or its Subsidiary, except in the case of clause (y) where such breach, violation or default would not, singly or in the aggregate, have a Material Adverse Effect.

                      (p) Each of the Company and its Subsidiary has good and marketable title to all properties and assets described or incorporated by reference in the Prospectus to be owned respectively by it, free and clear of all liens, charges, encumbrances or restrictions, except as set forth or incorporated by reference in the Prospectus or are not material to the business of the


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Company. The Company has valid, subsisting and enforceable leases for the properties described or incorporated by reference in the Prospectus as leased by it, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such properties by the Company.

                      (q) There is no document or Contract of a character required to be described or incorporated by reference in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required. All such documents and Contracts described or incorporated by reference in the Registration Statement or the Prospectus or filed as an exhibit to the Registration Statement were duly authorized, executed and delivered by the Company.

                      (r) No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to GKM was or will be, when made, inaccurate, untrue or incorrect.

                      (s) Neither the Company nor any of its directors, officers or controlling persons has taken, directly or indirectly, any action intended to cause or result in, or which might reasonably be expected to cause or result in, or which has constituted, stabilization or manipulation, under the Act or otherwise, of the price of any security of the Company to facilitate the sale or resale of the Shares.

                      (t) No holder of securities of the Company has rights to register any securities of the Company because of the filing of the Registration Statement, the Prospectus or the offering of the Shares, except for rights that have been duly waived by such holder, have expired or have been fulfilled by registration prior to the date of this Agreement.

                      (u) The Shares are duly authorized for listing on the Nasdaq National Market System, subject only to notice of issuance.

                      (v) The Company is not involved in any material labor dispute nor, to the knowledge of the Company, is any such dispute threatened.

                      (w) The Company and its Subsidiary own, or are licensed or otherwise have adequate rights to use, material trademarks and trade names that are used in or reasonably necessary for the conduct of their respective businesses as described in the Prospectus, except to the extent that the failure to own, be licensed or otherwise possess adequate rights to such trademarks and trade names would not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor its Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any such trademarks or trade names, that, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect. The use, in connection with the business and operations of the Company and its Subsidiary of such trademarks and trade names does not, to the Company's knowledge, infringe on the rights of any person.

                      (x) Neither the Company nor its Subsidiary nor, to the best of the Company's knowledge, any of their respective officers, directors, employees or agents, have made any


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contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

                      (y) The Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid all taxes required to be paid by it and, if due and payable, any related or similar assessment, fine or penalty levied against it except where such failure to file required returns or pay such taxes, assessments, fines or penalties would not reasonably be expected to result in a Material Adverse Change. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 3(g) above in respect of all material federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company has not been finally determined.

                      (z) Each of the Company and its Subsidiary carries, or is covered by, insurance in such amounts and covering such risks as it believes is adequate for the conduct of its business and the value of its properties and is customary for companies engaged in similar industries.

                     (aa) Neither the Company nor its Subsidiary has maintained or contributed to a defined benefit plan as defined in Section 3(35) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). No plan maintained or contributed to by the Company that is subject to ERISA (an "ERISA Plan") (or any trust created thereunder) has engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code that could subject the Company or its Subsidiary to any material tax penalty on prohibited transactions and that has not adequately been corrected. Each ERISA Plan is in compliance in all material respects with all reporting, disclosure and other requirements of the Code and ERISA as they relate to such ERISA Plan, except for any noncompliance which would not result in the imposition of a material tax or monetary penalty. With respect to each ERISA Plan that is intended to be "qualified" within the meaning of Section 401(a) of the Code, either (i) a determination letter has been issued by the Internal Revenue Service stating that such ERISA Plan and the attendant trust are qualified thereunder, or (ii) the remedial amendment period under Section 401(b) of the Code with respect to the establishment of such ERISA Plan has not ended and a determination letter application will be filed with respect to such ERISA Plan prior to the end of such remedial amendment period. Neither the Company nor its Subsidiary has ever completely or partially withdrawn from a "multiemployer plan," as defined in Section 3(37) of ERISA.

                     (bb) Except as set forth or incorporated by reference in the Prospectus, each of the Company and its Subsidiary owns, is licensed or otherwise has adequate rights to use trade secrets, know-how, technology (including other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), inventions, designs, processes, works of authorship, computer programs and technical data and information (collectively, the "Intellectual Property") that are or could reasonably be expected to be material to its business as currently conducted or proposed to be conducted or to the development, manufacture, operation and sale of any products and services sold or proposed to be sold by any of the Company or its Subsidiary, except to the extent that the failure to own, be licensed or otherwise possess adequate rights to such Intellectual Property would not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor its Subsidiary has received any notice of infringement


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of or conflict with asserted rights of others with respect to any Intellectual
Property that, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect. Except as set forth or incorporated by reference in the Prospectus, the Company and its Subsidiary are not obligated or under any liability whatsoever to make any material payment by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any Intellectual Property, with respect to the use thereof or in connection with the conduct of their respective businesses or otherwise.

                           (cc) There are no business relationships or related
party transactions involving the Company or any other person required to be described in the Prospectus that have not been described or incorporated therein by reference.

                           (dd) The Company (i) is in compliance with any and
all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, "Environmental Laws"), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its businesses and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

                  4. Agreements of the Company. The Company agrees with GKM as follows:

                           (a) The Company shall not, during such period as the
Prospectus is required by law to be delivered in connection with sales of the Shares by an underwriter or dealer, file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to GKM within a reasonable period of time prior to the filing thereof and GKM shall not have objected thereto in good faith.

                           (b) The Company shall notify GKM promptly, and shall
confirm such advice in writing, (i) when any post-effective amendment to the Registration Statement has become effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the commencement by the Commission or by any state securities commission of any proceedings for the suspension of the qualification of any of the Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, including, without limitation, the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event during the period mentioned in the second sentence of
Section 4(e) hereof that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading and (v) of receipt by the Company or any representative of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any preliminary prospectus or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration

Statement, the Company shall use best efforts to obtain the withdrawal of such order at the earliest possible moment. The Company shall use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Rule 430A and to notify GKM promptly of all such filings.

                           (c) The Company shall furnish to GKM, without charge,
two signed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto (including any document filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus), and shall furnish to GKM, without charge, a copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules but without exhibits.

                           (d) The Company shall comply with all the provisions
of any undertakings contained in the Registration Statement.

                           (e) The Company shall deliver to GKM, without charge,
as many copies of the Prospectus and any amendment or supplement thereto as GKM may reasonably request. The Company consents to the use of the Prospectus and any amendment or supplement thereto by GKM and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur that in the judgment of the Company or counsel to GKM should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company shall forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and shall deliver to GKM, without charge, such number of copies thereof as GKM may reasonably request. The Company shall not file any document under the Exchange Act before the termination of the offering of the Shares by GKM if such document would be deemed to be incorporated by reference into the Prospectus unless a copy thereof shall first have been submitted to GKM within a reasonable period of time prior to the filing thereof and GKM shall not have objected thereto in good faith.

                           (f) Prior to any public offering of the Shares by
GKM, the Company shall cooperate with GKM and its counsel in connection with the registration or qualification (or the obtaining of exemptions from the application thereof) of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as GKM may request, including, without limitation, the provinces and territories of Canada and other jurisdictions outside the United States; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject or where it would be subject to taxation as a foreign corporation.

                           (g) During the period of five years commencing on the
Effective Date, the Company shall furnish to GKM copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to GKM a copy of each annual or other report it shall be required to file with the Commission.

                           (h) The Company shall make generally available to
holders of its securities as soon as may be practicable an earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months ended commencing after the Effective Date, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 under the Act).

                           (i) Whether or not any of the transactions
contemplated by this Agreement are consummated or this Agreement is terminated, the Company shall pay, or reimburse if paid by GKM, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits to it, each preliminary prospectus, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus, (ii) the preparation and delivery of certificates representing the Shares, (iii) the printing of this Agreement and any Dealer Agreements, (iv) furnishing (including costs of shipping, mailing and courier) such copies of the Registration Statement, the Prospectus and any preliminary prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by GKM or by dealers to whom Shares may be sold, (v) the listing of the Shares on the Nasdaq National Market, (vi) any filings required to be made by GKM with the NASD, and the fees, disbursements and other charges of counsel for GKM in connection therewith (not to exceed $6,000 in the aggregate), (vii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(f) hereof, including the fees, disbursements and other charges of counsel to GKM in connection therewith (not to exceed $5,000 in the aggregate), and, if requested by GKM, the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (viii) counsel to the Company, (ix) the transfer agent for the Shares, (x) the Accountants, (xi) the marketing of the offering by the Company, including, without limitation, all costs and expenses of commercial airline tickets, hotels, meals and other travel expenses of officers, employees, agents and other representatives of the Company (but not officers, employees, agents or other representatives of GKM) and (xii) all fees, costs and expenses for consultants used by the Company in connection with the offering.

                           (j) If this Agreement shall be terminated by the
Company pursuant to any of the provisions hereof or if for any reason the Company shall be unable to perform its obligations hereunder, the Company shall reimburse GKM for all out-of-pocket expenses (including the fees, disbursements and other charges of counsel to GKM) reasonably incurred by them in connection herewith.

                           (k) The Company shall not at any time, directly or
indirectly, take any action intended to cause or result in, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation, under the Act or otherwise, of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

                           (l) The Company shall apply the net proceeds from the
offering and sale of the Shares to be sold by the Company substantially in the manner set forth in the Prospectus under "Use of Proceeds."

                           (m) The Company shall not, and shall cause each of
its executive officers and directors to enter into agreements with GKM in the form set forth in Exhibit B to the effect that they shall not, for a period of 90 days after the date of the Prospectus, without the prior written consent of GKM (which consent may be withheld in its sole discretion), offer to sell, sell, pledge, contract to sell, purchase any option to sell, grant any option for the purchase of, lend, or otherwise dispose of, or require the Company to file with the Commission a registration statement under the Act to register, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or warrants or other rights to acquire shares of Common Stock of which they are now, or may in the future become, the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) (other than, with respect to the Company, in connection with business acquisitions and strategic alliances, provided that the parties to such agreements agree to this lock-up, or pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of the Prospectus).

                  5. Conditions of the Obligations of GKM. In addition to the execution and delivery of the Price Determination Agreement, the obligations of GKM are subject to the following conditions:

                           (a) The Company shall have filed the Prospectus with
the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective; or, if the Company elected to rely upon Rule 434 under the Securities Act and obtained GKM's written consent thereto, the Company shall have filed a term sheet with the Commission in the manner and within the time period required by Rule 424(b).

                           (b) (i) No stop order suspending the effectiveness of
the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or are, to the best knowledge of the Company, threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction,
(iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to GKM and GKM did not object thereto in good faith, and GKM shall have received certificates, dated the Closing Date and the Option Closing Date and signed by the Chief Executive Officer and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i), (ii) and (iii).

                           (c) Since the respective dates as of which
information is given in the Registration Statement and the Prospectus, except as set forth or incorporated by reference in the Prospectus (i) there shall not have been a Material Adverse Change, (ii) the Company shall not have incurred any material liabilities or obligations, direct or contingent, if in the judgment of GKM any such development makes it impracticable to consummate the sale and delivery of the

Shares by GKM at the initial public offering price, (iii) the Company shall not have entered into any material transactions not in the ordinary course of business other than pursuant to this Agreement and the transactions referred to herein, (iv) the Company has not issued any securities (other than the Shares) or declared or paid any dividend or made any distribution in respect of its capital stock of any class or debt (long-term or short-term), and (v) no material amount of the assets of the Company shall have been pledged, mortgaged or otherwise encumbered.

                           (d) Since the respective dates as of which
information is given or incorporated by reference in the Registration Statement and the Prospectus, there shall have been no actions, suits or proceedings instituted, or to the Company's knowledge, threatened against or affecting, the Company or its Subsidiary or any of their respective officers in their capacity as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would reasonably be expected to have a Material Adverse Effect.

                           (e) Each of the representations and warranties of the
Company contained herein shall be true and correct in all material respects at the Closing Date as if made at the Closing Date and, with respect to the Option Shares, at the Option Closing Date as if made at the Option Closing Date, and all covenants and agreements contained herein to be performed by the Company and all conditions contained herein to be fulfilled or complied with by the Company at or prior to the Closing Date and, with respect to the Option Shares, at or prior to the Option Closing Date, shall have been duly performed, fulfilled or complied with.

                           (f) GKM shall have received the opinions and letters,
each dated the Closing Date and, with respect to the Option Shares, the Option Closing Date, reasonably satisfactory in form and substance to counsel for GKM, from Arnold & Porter, counsel to the Company, to the effect set forth in Exhibit C-1 and Exhibit C-2, and Kilpatrick Stockton LLP, patent counsel to the Company, to the effect set forth in Exhibit D.

                           (g) GKM shall have received an opinion, dated the
Closing Date and the Option Closing Date, from Morrison & Foerster LLP, counsel to GKM, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to GKM.

                           (h) On the date of the Prospectus, GKM shall have
received from the Accountants a letter dated the date of its delivery, addressed to GKM, in form and substance reasonably satisfactory to GKM, containing statements and information of the type ordinarily included in accountant's "comfort letters" to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained and incorporated by reference in the Registration Statement and the Prospectus. At the Closing Date and, as to the Option Shares, the Option Closing Date, GKM shall have received from the Accountants a letter dated such date, in form and substance reasonably satisfactory to GKM, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to the preceding sentence, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

                  (i) At the Closing Date and, as to the Option Shares, the Option Closing Date, there shall be furnished to GKM an accurate certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to GKM, to the effect that:

                           (i) each signer of such certificate has carefully
examined the Registration Statement and the Prospectus (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus);

                           (ii) there has not been a Material Adverse Change;

                           (iii) each of the representations and warranties of
the Company contained in this Agreement are, at the time such certificate is delivered, true and correct in all material respects; and

                           (iv) each of the covenants required herein to be
performed by the Company on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the delivery of such certificate has been duly, timely and fully complied with.


         (j) On or prior to the Closing Date, GKM shall have received the executed "lock-up" agreements referred to in Section 4(m).

         (k) The Shares shall be qualified for sale in such states and jurisdictions as GKM may reasonably request, including, without limitation, the provinces and territories of Canada and other jurisdictions outside the United States, and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date and the Option Closing Date.

         (l) Prior to the Closing Date, the Shares shall have been duly authorized for listing on the Nasdaq National Market, subject only to notice of issuance.

         (m) The Company shall have furnished to GKM such certificates, in addition to those specifically mentioned herein, as GKM may have reasonably requested as to the accuracy and completeness at the Closing Date and the Option Closing Date of any statement in the Registration Statement or the Prospectus or any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, as to the accuracy at the Closing Date and the Option Closing Date of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of GKM.

         6. Indemnification.

                  (a) The Company shall indemnify and hold harmless GKM, the directors, officers, employees and agents of GKM and each person, if any, who controls GKM within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by GKM and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to GKM furnished in writing to the Company by GKM expressly for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus; and, provided, further, that the foregoing indemnity shall not apply, if copies of the Prospectus were timely delivered to GKM pursuant to this Agreement and a copy of the Prospectus (as then amended or supplemented, if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of GKM to the person asserting the loss, claim, liability, expense or damage, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, liability, expense or damage. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

              (b) GKM shall indemnify and hold harmless the Company, its agents, each person, if any, who controls the Company within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to GKM, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to GKM furnished in writing to the Company by GKM expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus. This indemnity will be in addition to any liability that GKM might otherwise have.

              (c) Any party that proposes to assert the right to be indemnified under this Section 6 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel shall be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges shall be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party shall not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 6 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.

              (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or GKM, the Company and GKM shall contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than GKM, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and GKM may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and GKM on the other. The relative benefits received by the Company on the one hand and GKM on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by GKM, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and GKM, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or GKM, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and GKM agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purpose of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), GKM shall not be required to contribute any amount in excess of the underwriting discounts and commissions received by it, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

              (e) The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of GKM, (ii) acceptance of any of the Shares and payment therefor or (iii) any termination of this Agreement.

     7. Termination. The obligations of GKM under this Agreement may be terminated at any time prior to the Closing Date (or, with respect to the Option Shares, on or prior to the Option Closing Date), by notice to the Company from GKM, without liability on the part of GKM to the Company, if, prior to delivery and payment for the Firm Shares (or the Option Shares, as the case may be), in the sole judgment of GKM, any the following shall occur:

              (a) trading or quotation in any of the equity securities of the Company shall have been suspended or limited by the Commission or by the Nasdaq National Market;

              (b) trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court or other governmental authority;

              (c) a general banking moratorium shall have been declared by any of Federal, New York or Delaware authorities;

              (d) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred, the effect of any of which is such as to make it impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus;

              (e) if the Company shall have sustained a loss material or substantial to the Company by reason of flood, fire, accident, hurricane, earthquake, theft, sabotage, or other calamity or malicious act, whether or not such loss shall have been insured, the effect of any of which is such as to make it impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus; or

              (f)   if there shall have been a Material Adverse Change.

     8.   Miscellaneous.

              (a) Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, 9640 Medical Center Drive, Rockville, Maryland 20850, Attention: Chief Executive Officer, or
(b) if to GKM, at the offices of GKM, 529 Fifth Avenue, New York, New York 10017, Attention: Dominic A. Petito. Any such notice shall be effective only upon receipt. Any notice under Section 7 may be made by telecopy or telephone, but if so made shall be subsequently confirmed in writing.

              (b) This Agreement has been and is made solely for the benefit of GKM and the Company and of the controlling persons, directors and officers referred to in Section 6, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser of Shares from GKM in his, her or its capacity as such a purchaser.

              (c) All representations, warranties and agreements of the Company contained herein or in certificates or other instruments delivered pursuant hereto, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of GKM or any of their controlling persons and shall survive delivery of and payment for the Shares hereunder.

              (d) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. Each party hereto hereby irrevocably submits for purposes of any action arising from this Agreement brought by the other party hereto to the jurisdiction of the courts of New York State located in the Borough of Manhattan and the U.S. District Court for the Southern District of New York. This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

              (e) In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

              (f) The Company and GKM each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

              (g) This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement may not be amended or otherwise modified or any provision hereof waived except by an instrument in writing signed by GKM and the Company.

         Please confirm that the foregoing correctly sets forth the agreement among the Company and GKM.

                                        Very truly yours,

                                        ENTREMED, INC.


                                        By: /s/ Thomas P. Russo
                                            Name:  Thomas P. Russo
                                            Title: Chief Financial Officer


Confirmed as of the date first
above mentioned:

GERARD KLAUER MATTISON & CO., INC.


By: /s/ Dominic Petito
    Name:  Dominic Petito
    Title: Senior Managing Director

                                                                       EXHIBIT A





                                 ENTREMED, INC.


                          PRICE DETERMINATION AGREEMENT


                                                               February 26, 2001



Gerard Klauer Mattison & Co., Inc.
529 Fifth Avenue
New York, New York 10017

Ladies and Gentlemen:

         Reference is made to the Underwriting Agreement, dated February 26, 2001 (the "Underwriting Agreement"), among EntreMed, Inc., a Delaware corporation (the "Company"), and Gerard Klauer Mattison & Co., Inc., a Delaware corporation (the "Underwriter" or "GKM"). The Underwriting Agreement provides for the purchase by GKM from the Company subject to the terms and conditions set forth therein, of an aggregate of 1,450,000 shares (the "Firm Shares") of the Company's common stock, par value $0.01 per share. This Agreement is the Price Determination Agreement referred to in the Underwriting Agreement.

         Pursuant to Section 1 of the Underwriting Agreement, the undersigned agree with GKM as follows:

                  1. The public offering price per share at which the Firm Shares shall initially be offered shall be $18.00.

                  2. The purchase price per share for the Firm Shares to be paid by GKM shall be $16.92, representing an amount equal to the public offering price set forth above, less $1.08 per share, representing the underwriting discounts and commissions.

         The Company represents and warrants to GKM that the representations and warranties of the Company set forth in Section 3 of the Underwriting Agreement are accurate as though expressly made at and as of the date hereof.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH

STATE. Each party hereto hereby irrevocably submits for purposes of any action arising from this Agreement brought by the other party hereto to the jurisdiction of the courts of New York State located in the Borough of Manhattan and the U.S. District Court for the Southern District of New York.

         If the foregoing is in accordance with your understanding of the agreement among the Company and GKM, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts and together with the Underwriting Agreement shall be a binding agreement among the Company and GKM in accordance with its terms and the terms of the Underwriting Agreement.

                                             Very truly yours,

                                             ENTREMED, INC.


                                             By:    /s/ Thomas P. Russo
                                             Name:  Thomas P. Russo
                                             Title: Chief Financial Officer

Confirmed as of the date
first above mentioned:

GERARD KLAUER MATTISON & CO., INC.


By:  /s/    Dominic Petito
     Name:  Dominic Petito
     Title: Senior Managing Director

                                                                       EXHIBIT B


                                                               February __, 2001

Gerard Klauer Mattison & Co., Inc.
529 Fifth Avenue
New York, New York  10017

Ladies and Gentlemen:

         In consideration of the agreement of Gerard Klauer Mattison & Co., Inc. ("GKM") to underwrite a proposed public offering (the "Offering") of 1,450,000 shares of Common Stock, par value $0.01 per share (the "Common Stock") of EntreMed, Inc., a Delaware corporation, the undersigned hereby agrees that the undersigned shall not, for a period of 90 days after the date of the Prospectus, without the prior written consent of GKM (which consent may be withheld in its sole discretion), offer to sell, sell, pledge, contract to sell, purchase any option to sell, grant any option for the purchase of, lend, or otherwise dispose of, or require the Company to file with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended (the "Act"), to register, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or warrants or other rights to acquire shares of Common Stock of which the undersigned is now, or may in the future become, the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended). The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock owned either of record or beneficially by the undersigned except in compliance with the foregoing restrictions.

         With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Act of any shares of Common Stock owned either of record or beneficially by the undersigned, including rights to receive notice of the Offering.

                                                     Very truly yours,

                                                     By:________________________

                                                     Print Name: _______________

                                                                     EXHIBIT C-1

                                 Form of Opinion
                               of Arnold & Porter



         Opinion of counsel for the Company to be delivered pursuant to Section 5(f) of the Underwriting Agreement.

         References to the Prospectus in this Exhibit C-1 include any supplements thereto at the Closing Date.


         1. The Company is validly existing as a corporation in good standing under the laws of the State of Delaware.

         2. The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

         3. TheraMed, Inc. is validly existing as a corporation in good standing under the laws of the State of Delaware, and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.

         4. The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of the State of Maryland.

         5. The authorized, issued and outstanding capital stock of the Company (including the Common Stock) conforms, in all material respects, to the description set forth or incorporated by reference in the Prospectus. The form of certificate used to evidence the Common Stock is in due and proper form and complies in all material respects with all applicable requirements of the charter and by-laws of the Company and the General Corporation Law of the State of Delaware.

         6. The Underwriting Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms.

         7. The Common Shares to be purchased by the Underwriter from the Company have been duly authorized for issuance and sale pursuant to the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth therein, will be validly issued, fully paid and non-assessable and the issuance of the Common Shares will not be subject to any preemptive or similar rights (i) by operation of the charter of by-laws of the Company or the General Corporation Law of the State of Delaware or (ii) to the best of our knowledge, otherwise.

         8. The Registration Statement has been declared effective by the Commission under the Securities Act. To the best of our knowledge, no stop order suspending the effectiveness of either the Registration Statement has been issued under the Securities Act and no proceedings for that purpose has been instituted or are pending or are contemplated or, to the best of our knowledge, threatened by the Commission. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b).

         9. The Registration Statement and the Prospectus, including any document incorporated by reference therein, and each amendment or supplement to the Registration Statement and the Prospectus, including any document incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included or incorporated by reference therein or in exhibits to or excluded from the registration statement, as to which we express no opinion) comply or complied as to form in all material respects with the applicable requirements of the Securities Act and Securities Exchange Act.

         10. The Common Shares have been approved for quotation on the Nasdaq National Market.

         11. The statements in the Prospectus under "Risk Factors -- Our potential products are subject to governmental regulatory requirements and a lengthy approval process" and Item 15 of the Registration Statement, insofar as such statements constitute a summary of applicable law and regulatory process, fairly summarize the information contained therein.

         12. No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Common Shares or the consummation of the other transactions contemplated by the Underwriting Agreement, except for such consents, approvals, authorizations, orders, registrations or qualifications as have been obtained or made under the Securities Act and except as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Common Shares by the Underwriter.

         13. The execution and delivery of the Underwriting Agreement by the Company and the performance by the Company of its obligations thereunder (i) have been duly authorized by all necessary corporate action on the part of the Company; (ii) will not result in any violation of the provisions of the charter or by-laws of the Company; (iii) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement or instrument filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1999, or to any statements, reports or other information filed with the Commission thereafter to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, except for such breaches or violations that would not, individually or in the aggregate, result in a Material Adverse Change; or (iv) to the best of our knowledge, will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company except for such violations that would not, individually or in the aggregate, result in a Material Adverse Change.

         14. The Company is not, and after receipt of payment for the Common Shares will not be, an "investment company" within the meaning of Investment Company Act of 1940, as amended.

         15. Except as disclosed in the Prospectus or incorporated therein by reference, to the best of our knowledge, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by the Underwriting Agreement, except for such rights as have been duly waived or that would not result in a Material Adverse Change.

         In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the General Corporation Law of the State of Delaware, the General Corporation Law of the State of New York or the federal law of the United States, to the extent they deem proper and specified in such opinion, upon the opinion (which shall be dated the Closing Date, shall be reasonably satisfactory in form and substance to the Underwriter, shall expressly state that the Underwriter may rely on such opinion as if it were addressed to them and shall be furnished to the Underwriter) of other counsel of good standing whom they believe to be reliable and who are reasonably satisfactory to counsel for the Underwriter; provided, however, that such counsel shall further state that they believe that they and the Underwriter are justified in relying upon such opinion of other counsel, and
(B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

                                                                     EXHIBIT C-2

                                Form of Statement
                               of Arnold & Porter

         Statement of counsel for the Company to be delivered pursuant to
Section 5(f) of the Underwriting Agreement.

         References to the Prospectus in this Exhibit C-2 include any supplements thereto at the Closing Date.

         Counsel to the Company has participated in conferences with officers and other representatives of the Company, representatives of the independent public or certified public accountants for the Company and with representatives of the Underwriter at which the contents of the Registration Statement and the Prospectus, and any supplements or amendments thereto, and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (other than as specified above), and any supplements or amendments thereto, and although such counsel has made no independent investigation or verification of the correctness and completeness of the information included in the Registration Statement, the Prospectus, and any supplements or amendments thereto, in the course of such counsel's participation in the preparation of the Registration Statement, the Prospectus, and any supplements or amendments thereto, on the basis of the foregoing nothing has come to such counsel's attention that has caused them to believe that (i) the Registration Statement, as amended, (other than the financial statements, including supporting schedules, other financial and statistical data therein and documents incorporated by reference therein, as to all of which we express no belief) at the time the Registration Statement or such amendments became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than the financial statements, including supporting schedules, other financial and statistical data therein and documents incorporated by reference therein, as to all of which we express no belief), as of its date or at the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) there are any legal proceedings pending or threatened against the Company that are required to be disclosed in the Registration Statement or Prospectus, other than those disclosed or incorporated by reference therein, and (iii) there are any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described or referred to therein or so filed.

                                                                       EXHIBIT D


                               Form of Opinion of
                             Kilpatrick Stockton LLP


                               February_____, 2001

GERARD KLAUER MATTISON & CO., INC.
529 Fifth Avenue
New York, NY  10017

        Re:       EntreMed , Inc.

Ladies and Gentlemen:

We are intellectual property counsel to EntreMed, Inc., a Delaware corporation (the "Company"), for certain of its intellectual property. This opinion is being furnished to you pursuant to Section 5(f) of the Underwriting Agreement dated as of February 26, 2001 (the "Agreement") between you and the Company, relating to the issuance and sale to you of certain shares of Common Stock of the Company. Unless otherwise defined herein, the definition of the capitalized terms used herein shall be the same as those in the Agreement.

We are familiar with the technology used by the Company in its business and the manner of its use thereof as described in the Registration Statement and the Prospectus. We have read the sections of the Registration Statement and the Prospectus (including the Prospectus Supplement dated February 27, 2001) referring to patents, trade secrets, trademarks, or other proprietary information or materials; specifically, but without limitation, we have read the statements in the Registration Statement and the Prospectus under the captions, "Risk Factors -- We depend on patents and other proprietary rights, some of which are uncertain," "Business -- Our Antiangiogenesis Program," "Business -- Other Technologies," "Business - Collaborative Relationships," and "Business -- Patents, Licenses and Proprietary Rights" (the "collectively the Intellectual Property Portion").

This is solely for your information, and to assist you as the underwriters in conducting your investigation of the affairs of the Company in connection with the aforesaid Registration Statement and Prospectus, and it is not to be quoted or otherwise referred to in any public disclosure document, furnished to any other person, or filed with any governmental agency.

         (i) Such counsel is familiar with the technology used by the Company in its business and the manner of its use thereof and have read the Registration Statement and the Prospectus, as amended and supplemented, including particularly the portions of the Registration Statement and the Prospectus referring to patents, trade secrets, trademarks, service marks or other proprietary information or materials.

         (ii) The statements in the Registration Statement and the Prospectus under the captions "Risk Factors -- We depend on patents and other proprietary rights, some of which are uncertain," "Business -- Our Antiangiogenesis Program," "Business -- Other Technologies," "Business - Collaborative Relationships," and "Business -- Patents, Licenses and Proprietary Rights" (the "collectively the Intellectual Property Portion"), to such counsel's knowledge, insofar as such statements constitute a summary of the Company's patents and patent applications (including patents and patent applications licensed to the Company) are in all material respects complete and accurate summaries and fairly summarize in all material respects the legal matters, documents and proceedings relating to the Company's patents and the Company's patent applications (including patents and patent application license to the Company).

         (iii) The Company either has exclusively licensed, or is listed in the records of the United States Patent and Trademark Office as the holder of record, of the patents listed on Schedule I attached to this opinion which are all of the U.S. patents (the "Patents") and each of the applications listed on
Schedule I attached to this opinion are all of the U.S. patent applications (the "Applications") to which the Company has rights as owner or licensee as set forth in Schedule I attached to this opinion. To the best knowledge of such counsel, there are no claims of third parties to any ownership interest or lien with respect to any of the Patents or Applications. To the best knowledge of such counsel, the Company owns as its sole property or has exclusively licensed the Patents and pending Applications.

         (iv) To the best of its knowledge, such counsel knows of no claims of third parties to any ownership interest or lien with respect to the Company's foreign patents listed on Schedule II attached to this opinion which are all of the Company's foreign patents (the "Foreign Patents"), or any of the Company's foreign patent applications listed on Schedule II attached to this opinion which are all of the Company's foreign patent applications (the "Foreign Applications"). To the best knowledge of such counsel, the Company either owns as its sole property or has exclusively licensed, the Foreign Patents and pending Foreign Applications.

         (v) To the best of its knowledge, such counsel is not aware of any material defects of form in the preparation or filing of the Company's Patents, Foreign Patents, Applications or Foreign Applications. The Company's Patents, Foreign Patents, Applications or Foreign Applications are being diligently pursued by the Company.

         (vi) To the best of its knowledge, such counsel knows of no reason why the Patents or Foreign Patents are not valid as issued. Such counsel has no knowledge of any reason why any patent to be issued as a result of any Application or Foreign Application would not be valid or would not afford the Company useful patent protection with respect thereto.

         (vii) To the best of its knowledge, such counsel is not aware of any pending or threatened action, suit, proceeding or claim by others challenging the validity or the scope of the Patents, Foreign Patents, Applications, Foreign Applications or other proprietary information to which the Company is a party or of which any property of the Company is subject.

         (viii) To the best of its knowledge, such counsel is not aware of any pending or threatened action, suit proceeding or claim by others that the Company is infringing or otherwise violating any patent, trademarks or trade secrets of others, nor, to the best of its knowledge, is such counsel aware of any rights of third parties to any of the Company's inventions described in the Applications, issued, approved or licensed patents which could reasonably be expected to materially affect the ability of the Company to conduct its business as described in the Registration Statement or the Prospectus.

         In addition to the matters set forth above, , to the best of counsel's knowledge, the Registration Statement and the Prospectus, including the Intellectual Property Portion, fairly and accurately describe the Company's rights with respect to the Patents, Foreign Patents, Applications, Foreign Applications and other intellectual property, and that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, at the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the
Act) and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading. With respect to such statement, Kilpatrick Stockton LLP may state that our belief is based upon the procedures set forth therein, but is without independent check and verification.



                                                        Very truly yours,

                                                        Kilpatrick Stockton, LLP



                                                        By:


                                                        Date: